Exhibit 10.1

FIFTH MODIFICATION TO LEASE

THIS FIFTH MODIFICATION TO LEASE, made this 18th day of December, 2003, between EY Partners LLC, a Delaware limited liability company (“Landlord”), having an office at 65 Willowbrook Boulevard, Wayne, New Jersey and Audible, Inc. (“Tenant”), having an office at 65 Willowbrook Boulevard, New Jersey.

WITNESSETH:

WHEREAS, by Office Lease, dated May 29, 2001 (the “Lease”) between Passaic Investment LLC, Sixty-Five Willowbrook Investment LLC and Wayne Investment LLC, (“Prior Owners”) and Tenant, Landlord leased to Tenant 22,767 rentable square feet located at 65 Willowbrook Boulevard in Wayne, New Jersey (the “Demised Premises”);

WHEREAS, Landlord, as successor-in-interest to Prior Owners and Tenant wish to modify the Lease in accordance with the terms and conditions set fort in this Fifth Modification to Lease and amend the Lease accordingly.

NOW THEREFORE, for and in consideration of the Lease, the mutual covenants herein contained and the consideration set forth herein, the parties agree to modify the Lease as follows:

1.	Demised Premises:	22,767 rentable square feet of Floor Space located on the third floor of the building.
2.	Commencement Date:	The Commencement Date for this Fifth Lease Amendment Agreement shall be January 1, 2004.
3.	Expiration Date:	Lease shall expire on December 31, 2008.
4.	Term:
The Term of the Lease shall be five (5) years with a cancellation option after twenty-four (24) months with a six (6) month notification to Landlord. Notification shall be given after July 1, 2005 to exercise option. If Cancellation Option is exercised Tenant agrees to pay $100,000.00 at the time of cancellation notice.

5.	Rent:	As of the Commencement Date of the Fifth Lease Amendment Agreement the annual rate per rentable square foot multiplied by the floor space of the Demised Premises shall be:
	1/1/04-12/31/04	$14.50/sq ft. / $330,121.50
	1/1/05-12/31/05	$15.50/sq ft / $352,888.50
	1/1/06-12/31/06	$16.50/sq ft. / $375,655.50
	1/1/07-12/31/07	$17.50/sq ft. / $398,422.50
	1/1/08-12/31/08	$17.50/sq ft. / $398,422.50
6.	Refurbishing:	Landlord shall provide a one-tine service of new paint (building grade materials and color) and a one-tine carpet cleaning.
7.	Base Year:	For Taxes and Operating Expenses the base year shall be the calendar year commencing January 1, 2004.
8.	Option to Renew:	One (1) renewal option for a Three (3) year extension at 95% of fair market value.
9.	Parking:	Landlord will increase the amount of reserved spaces from (20) to twenty-six (26). (See Appendix B for location)
10.	Commission:	The Broker Commission shall be paid by Tenant, Audible, Inc.
11.	Ratification of Lease:	Except as provided herein, see Appendix A, all the terms and condition of the Lease are in full force and effect.

IN WITNESS HEREOF, the parties hereto have caused the Fifth Amendment to Lease to be duly executed as of the date and year above written.

LANDLORD:             TENANT:

EY Partners, LLC, a Delaware limited liability company

By: E&Y Willowbrook, Inc., its Manager        Audible, Inc.

By: /s/ Yoram Mousaieff                        /s/ Andrew Kaplan
Name: Yoram Mousaieff                           Name: Andrew Kaplan
Title: Managing Partner         Title: CFO